Exhibit 99.3

Consent Of Sandler O’Neill & Partners, L.P.

We hereby consent the use of our opinion letter dated October 20, 2011 to the Board of Directors of Anderen Financial, Inc. (“Anderen”) included as an Annex to the Registration Statement/Proxy Statement/Prospectus relating to the proposed merger of Anderen with and into 1st United Bancorp, Inc. (“1st United”) contained in this Registration Statement on Form S-4 of 1st United as filed with the Securities and Exchange Commission and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

SANDLER O’NEILL & PARTNERS, L.P.
NEW YORK, NEW YORK
December 29, 2011